UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 22, 2008 (February 19, 2008)
Crown Crafts, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7604	58-0678148

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (225) 647-9100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On February 19, 2008, Crown Crafts, Inc. (the “Company”) and E. Randall Chestnut, the Company’s Chairman, President and Chief Executive Officer, entered into a Stock Redemption Agreement (the “Agreement”), pursuant to which the Company has purchased and redeemed from Mr. Chestnut 141,520 shares of the Company’s common stock at a purchase price of $3.65 per share, or $516,548 in the aggregate. In connection with entering into the Agreement, Mr. Chestnut terminated his prearranged Rule 10b5-1 stock trading plan relating to the Company’s common stock and agreed not to adopt or institute another trading plan for a period of at least 18 months.
     The description contained herein of the Agreement is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Stock Redemption Agreement dated as of February 19, 2008 between the Company and E. Randall Chestnut.

99.1	Press Release dated February 19, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.
	By:	/s/ Amy Vidrine Samson
Amy Vidrine Samson,
Vice President and Chief Financial Officer Chief Accounting Officer

Dated: February 22, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Stock Redemption Agreement dated as of February 19, 2008 between the Company and E. Randall Chestnut.

99.1	Press Release dated February 19, 2008.